Exhibit 99.1

CECO Environmental Corp. Reports Second Quarter and Year-to-Date 2020 Results;

Initiatives Implemented Generated Cost Savings and Delivered Improved Operating Income

DALLAS, Texas, August 5, 2020 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the second quarter and first six months of 2020.

Highlights of the Second Quarter 2020*

•	Revenue of $75.2 million, compared with $81.2 million
•	Gross profit of $25.8 million (34.3% margin), compared with $26.8 million (33.0% margin)
•	Operating income of $4.4 million, compared with $2.0 million
•	Non-GAAP operating income of $7.4 million, compared with $4.4 million
•	Net income of $3.3 million, compared with $5.5 million
•	Non-GAAP net income of $5.1 million, compared with $3.0 million
•	Net income per diluted share was $0.09, compared with $0.15
•	Non-GAAP net income per diluted share of $0.14, compared with $0.08
•	Adjusted EBITDA of $8.2 million, compared with $6.0 million
•	Bookings of $60.0 million, compared with $103.0 million
•	Backlog of $204.6 million, compared with $208.9 million as of March 31, 2020

*    All comparisons are versus the comparable prior-year period, unless otherwise stated

Todd Gleason, CECO’s Chief Executive Officer, commented, “During the second quarter, the CECO team delivered focused execution and solid customer service while adjusting for the disruptions associated with the wide-spread COVID-19 pandemic. The Company enacted proactive measures to reduce costs in anticipation of the market declines, which maintained strong profitability and margin rates while streamlining operations for future quarters. Additionally, we executed the EIS acquisition, which advances our industrial solutions portfolio and positions us for growth in the European industrial markets.”

Mr. Gleason added, “As I come to the end of my first month with the Company, I have enjoyed connecting with our talented team members, and immersing myself in how we will collectively create more value – for our customers, employees, and shareholders. I am excited to be on the CECO team and look forward to driving new growth and sustainable business processes as we build upon our strong foundation.”

SECOND QUARTER RESULTS

Revenue in the second quarter of 2020 was $75.2 million, down 7.4% from $81.2 million in the prior-year period.

Operating income was $4.4 million for the second quarter of 2020, compared with $2.0 million in the prior-year period. Non-GAAP operating income was $7.4 million for the second quarter of 2020 (9.8% margin), compared with $4.4 million in the prior-year period (5.4% margin).

Net income was $3.3 million for the second quarter of 2020, compared with $5.5 million in the prior-year period. Net income on a non-GAAP basis was $5.1 million for the second quarter of 2020, compared with $3.0 million in the prior-year period.

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Exhibit 99.1

Net income per diluted share was $0.09 for the second quarter of 2020, compared with $0.15 in the prior-year period. Non-GAAP net income per diluted share was $0.14 for the second quarter of 2020, compared with $0.08 for the prior-year period.

Cash and cash equivalents were $41.5 million and bank debt was $79.5 million as of June 30, 2020, compared with $35.6 million and $67.3 million, respectively, as of December 31, 2019. In the quarter, the Company repaid the entirety of the $40.0 million dollar cash drawdown from its credit revolver which was announced in April as a proactive measure.

BACKLOG AND BOOKINGS

Total backlog at June 30, 2020 was $204.6 million as compared with $208.9 million on March 31, 2020 and $208.8 million on June 30, 2019. Backlog acquired from the EIS acquisition was $8.8 million.

Bookings were $60.0 million for the second quarter of 2020, compared with $103.0 million in the prior-year period. Bookings were $135.7 million for the first six months of 2020, compared with $200.3 million in the prior year period.

YEAR-TO-DATE RESULTS

Revenue in the first six months of 2020 was $155.7 million, down 6.9% from $167.2 million in the prior-year period.

Operating income was $8.6 million for the first six months of 2020 (5.5% margin), compared with $6.9 million in the prior-year period (4.1% margin).  Operating income on a non-GAAP basis was $13.7 million for the first six months of 2020 (8.8% margin), compared with $11.5 million in the prior-year period (6.9% margin).

Net income was $6.7 million for the first six months of 2020, compared with $7.4 million in the prior-year period.  Net income on a non-GAAP basis was $10.4 million for the first six months of 2020, compared with $7.0 million in the prior-year period.

Net income per diluted share was $0.19 for the first six months of 2020, compared with $0.21 in the prior-year period. Non-GAAP net income per diluted share was $0.29 for the first six months of 2020, compared with $0.20 for the prior-year period.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter 2020 financial results.  The conference call may also be accessed by dialing (888) 346-4547 (Toll-Free) within the U.S., (855) 669-9657 (Toll-Free) within Canada or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations

A replay of the conference call will be available on the Company’s website for 7 days.  The replay may be accessed by dialing toll free (877) 344-7529 within North America or Toll/International (412) 317-0088 and entering passcode 10146531.

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) JUNE 30, 2020	DECEMBER 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$41,513	$35,602
Restricted cash	1,625	1,356
Accounts receivable, net	60,814	68,434
Costs and estimated earnings in excess of billings on uncompleted contracts	38,178	34,805
Inventories, net	18,897	20,578
Prepaid expenses and other current assets	11,917	9,899
Prepaid income taxes	6,548	8,231
Assets held for sale	604	593
Total current assets	180,096	179,498
Property, plant and equipment, net	16,064	15,274
Right-of-use assets from operating leases	12,707	13,607
Goodwill	159,107	152,020
Intangible assets – finite life, net	32,636	31,283
Intangible assets – indefinite life	14,328	14,291
Deferred charges and other assets	3,454	2,664
Total assets	$418,392	$408,637
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$2,500	$2,500
Accounts payable and accrued expenses	75,567	78,319
Billings in excess of costs and estimated earnings on uncompleted contracts	28,032	34,369
Total current liabilities	106,099	115,188
Other liabilities	19,526	20,372
Debt, less current portion	75,460	63,001
Deferred income tax liability, net	7,704	5,943
Operating lease liabilities	10,561	11,116
Total liabilities	219,350	215,620
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 35,493,617 and 34,275,465 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	355	353
Capital in excess of par value	254,323	253,869
Accumulated loss	(39,682)	(46,344)
Accumulated other comprehensive loss	(15,598)	(14,505)
	199,398	193,373
Less treasury stock, at cost, 137,920 shares at June 30, 2020 and December 31, 2019	(356)	(356)
Total shareholders’ equity	199,042	193,017
Total liabilities and shareholders' equity	$418,392	$408,637

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(dollars in thousands, except per share data)	2020	2019	2020	2019
Net sales	$75,170	$81,179	$155,656	$167,190
Cost of sales	49,354	54,333	101,561	111,911
Gross profit	25,816	26,846	54,095	55,279
Selling and administrative expenses	18,407	22,426	40,383	43,740
Amortization expenses	1,785	2,153	3,498	4,313
Restructuring expenses	530	249	882	249
Acquisition and integration expenses	699	—	699	—
Loss on divestitures, net of selling costs	—	—	—	70
Income from operations	4,395	2,018	8,633	6,907
Other income (expense), net	371	808	1,347	168
Interest expense	(944)	(1,460)	(1,967)	(3,004)
Income before income taxes	3,822	1,366	8,013	4,071
Income tax expense (benefit)	564	(4,149)	1,343	(3,308)
Net income	$3,258	$5,515	$6,670	$7,379
Earnings per share:
Basic	$0.09	$0.16	$0.19	$0.21
Diluted	$0.09	$0.15	$0.19	$0.21
Weighted average number of common shares outstanding:
Basic	35,275,729	34,923,587	35,215,553	34,879,811
Diluted	35,410,182	35,582,727	35,402,524	35,471,628

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2020	2019	2020	2019
Operating income as reported in accordance with GAAP	$4.4	$2.0	$8.6	$6.9
Operating margin in accordance with GAAP	5.9%	2.5%	5.5%	4.1%
Amortization expenses	1.8	2.2	3.5	4.3
Restructuring expenses	0.5	0.2	0.9	0.2
Acquisition and integration expenses	0.7	—	0.7	—
Loss on divestitures, net of selling costs	—	—	—	0.1
Non-GAAP operating income	$7.4	$4.4	$13.7	$11.5
Non-GAAP operating margin	9.8%	5.4%	8.8%	6.9%

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in millions)	2020	2019	2020	2019
Net income as reported in accordance with GAAP	$3.3	$5.5	$6.7	$7.4
Amortization expenses	1.8	2.2	3.5	4.3
Restructuring expenses	0.5	0.2	0.9	0.2
Acquisition and integration expenses	0.7	—	0.7	—
Deferred financing fee adjustment	—	0.4	—	0.4
Loss on divestitures, net of selling costs	—	—	—	0.1
Foreign currency remeasurement	(0.6)	(0.3)	(0.1)	0.3
Tax benefit of adjustments	(0.6)	(0.6)	(1.3)	(1.3)
Zhongli tax benefit	—	(4.4)	—	(4.4)
Non-GAAP net income	$5.1	$3.0	$10.4	$7.0
Depreciation	0.6	0.6	1.1	1.2
Non-cash stock compensation	0.2	1.0	0.8	1.8
Other expense (income)	0.2	(0.5)	(1.2)	(0.5)
Interest expense	0.9	1.1	2.0	2.6
Income tax expense	1.2	0.8	2.6	2.4
Adjusted EBITDA	$8.2	$6.0	$15.7	$14.5

Earnings per share:
Basic	$0.09	$0.16	$0.19	$0.21
Diluted	$0.09	$0.15	$0.19	$0.21

Non-GAAP net income per share:
Basic	$0.14	$0.09	$0.29	$0.20
Diluted	$0.14	$0.08	$0.29	$0.20

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations.  A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP net income per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition related intangible assets, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, loss on divestitures, net of selling costs necessary to complete the divestiture such as legal, accounting and compliance, and other nonrecurring or infrequent items and the associated tax benefit of these items.  Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP net income per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin and non-GAAP net income per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Part II – Item 1.A. Risk Factors” of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and of this Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions; unpredictability and severity of catastrophic events, including cyber-security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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